Exhibit 99.1

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PricewaterhouseCoopers LLP 1 Embankment Place London WC2N 6RH Telephone +44 (0) 20 7583 5000 Facsimile +44 (0) 20 7822 4652

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of e-pay Limited

We have audited the accompanying consolidated balance sheets of e-pay Limited and its subsidiaries (the “Group”) as of December 31, 2002 and March 31, 2002, and the related consolidated profit and loss accounts, cash flow statements and statements of total recognized gains and losses for the nine-month period ended December 31, 2002 and each of the two years in the period ended March 31, 2002, all expressed in pounds sterling. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group at December 31, 2002 and March 31, 2002, and the results of its operations and cash flows for the nine-month period ended December 31, 2002 and each of the two years in the period ended March 31, 2002 in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of consolidated net income for the nine-month period ended December 31, 2002 and each of the two years in the period ended March 31, 2002 and the determination of consolidated shareholders’ equity at December 31, 2002 and March 31, 2002 to the extent summarized in Note 28 to the consolidated financial statements.

PricewaterhouseCoopers LLP

London, United Kingdom

April 28, 2003

e-pay Limited

Consolidated profit and loss accounts

	Notes	Nine month period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
		£’000	£’000	£’000
Turnover (including share of joint venture)	2	30,785	13,522	1,907
Less: share of joint venture turnover		—	(1,653)	(1,410)

Group turnover		30,785	11,869	497
Cost of sales		(23,634)	(8,642)	(537)

Gross profit/(loss)		7,151	3,227	(40)
Other operating income		286	253	275
Administrative expenses		(4,847)	(4,652)	(3,085)

Group operating profit/(loss)	3	2,590	(1,172)	(2,850)
Share of operating profit in joint venture		—	141	132
Share of operating profit in associate		95	22	—

Total operating profit/(loss): Group and share of joint ventures		2,685	(1,009)	(2,718)
Exceptional (loss)/profit on disposal of fixed asset investments	10,11	(1)	115	—

Profit/(loss) on ordinary activities before interest		2,684	(894)	(2,718)
Interest receivable and similar income	6	176	67	22
Interest payable and similar charges	7	(235)	(205)	(49)

Profit/(loss) on ordinary activities before taxation		2,625	(1,032)	(2,745)
Taxation	8	(798)	276	801

Profit/(loss) on ordinary activities after taxation		1,827	(756)	(1,944)
Equity minority interest		(32)	4	20

Retained profit/(loss) for the financial year	19	1,795	(752)	(1,924)

All results relate to continuing activities.

The accompanying notes are an integral part of these financial statements.

e-pay Limited

Statements of total recognised gains and losses

	Notes	Nine month period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
		£’000	£’000	£’000
Profit/(loss) for the financial period		1,795	(752)	(1,924)
Exchange differences arising on consolidation		(9)	(9)	6

Total recognised gains and losses for the period		1,786	(761)	(1,918)

The accompanying notes are an integral part of these financial statements.

e-pay Limited

Consolidated balance sheets

	Notes	December 31, 2002	March 31, 2002
		£’000	£’000
Fixed assets
Tangible assets	9	1,243	1,748
Investments	10	—	1
Interest in associate	11	236	178

		1,479	1,927

Current assets
Debtors: amounts falling due after more than one year – deferred taxation	12	772	1,500
Debtors: amounts falling due within one year	12	15,553	8,131
Cash subject to restriction	13	—	84
Cash amounts held on behalf of others	13	11,625	4,647
Cash at bank		3,169	1,081

		31,119	15,443
Creditors: amounts falling due within one year	14	(31,572)	(17,991)

Net current liabilities		(453)	(2,548)

Total assets less current liabilities		1,026	(621)
Creditors: amounts falling due after more than one year	15	(46)	(227)

Net assets/(liabilities)		980	(848)

Capital and reserves
Called up share capital	18	659	659
Share premium account	19	2,146	2,146
Profit and loss account	19	(1,867)	(3,653)

Equity shareholders’ funds	20	938	(848)
Equity minority interests		42	—

Capital employed		980	(848)

The accompanying notes are an integral part of these financial statements.

e-pay Limited

Consolidated cash flow statements

	Notes	Nine month period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
		£’000	£’000	£’000
Net cash inflow/(outflow) from operating activities	25	5,703	851	(2,344)

Returns on investment and servicing of finance
Interest received		173	57	4
Interest paid		(200)	(174)	(45)
Interest element of finance lease payments		(1)	(3)	(3)

Net cash outflow on returns on investment and servicing of finance		(28)	(120)	(44)

Capital expenditure and financial investment
Payments to purchase tangible fixed assets		(678)	(1,326)	(1,684)

Net cash outflow from capital expenditure and financial investment		(678)	(1,326)	(1,684)

Acquisitions and disposals
Partial disposals of interest in joint venture		—	150	—
Payments to purchase investment in associate		—	—	(1)

Net cash outflow for acquisitions		—	150	(1)

Net cash inflow/(outflow) before use of liquid resources and financing		4,997	(445)	(4,073)
Financing
New unsecured loan		84	345	562
Repayment of loan		(137)	(13)	—
Capital element of finance leases		(3)	(17)	(30)
Issue of shares		—	—	1,993
Issue of shares to minority interest		—	—	18

Net cash (outflow)/inflow from financing		(56)	315	2,543

Increase/(decrease) in cash	26,27	4,941	(130)	(1,530)

The accompanying notes are an integral part of these financial statements.

e-pay Limited

Notes to the financial statements

December 31, 2002

1 Accounting policies

The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom. A summary of the more important policies, which have been applied consistently, is set out below.

Basis of accounting

The financial statements have been prepared in accordance with the historical cost convention. The company changed its year end from March 31 to December 31, effective December 31, 2002.

Basis of consolidation

The financial statements consolidate the results and financial position of e-pay Limited, the parent company, and its subsidiary undertaking. Where appropriate, the financial statements of the overseas subsidiary undertaking are adjusted to conform with the Group’s accounting policies. Intra-Group sales, profits and balances are eliminated on consolidation.

Joint venture and associates

The Group treats investments in undertakings which are jointly controlled as joint ventures. Investments in undertakings where the Group has a participating interest, where the investment is held for the long-term and where the Group exercises significant influence, are treated as associates.

The Group’s share of turnover and the component elements of the profit and loss account are disclosed for joint ventures in the Group’s profit and loss account. In the case of associates the same disclosure is given except for the Group’s share of turnover.

Associates are included using the equity method under which the share of net assets are included within fixed assets: Interest in associates.

Turnover and cost of sales

The Group derives its turnover through the processing of sales of mobile phone top-ups and international calling cards. Turnover is recognised when a transaction has been processed or delivery has been made, as there are no significant vendor obligations remaining and collection is probable.

Turnover related to the processing of sales of mobile phone top-ups and international calling cards represents commissions received from network or service providers. All turnover excludes value added tax. The related cost of sales for these transactions represents the net amount due to retailers utilising the e-pay infrastructure. In certain cases, the Group is not responsible for collection of cash from the retailer. In such instances, no cost of sales is recorded for the transaction. Turnover related to these sales

e-pay Limited

Notes to the financial statements

December 31, 2002

for the nine month ended December 31, 2002 totalled £629,000, and for the years ended March 31, 2002 and March 31, 2001 was £396,000 and £64,000, respectively.

Other operating income

Other operating income comprises sales of terminals to its joint venture/associate entity and sundry charges levied on retailers. Other operating income is recognised once the Group has fulfilled its obligations.

Tangible fixed assets

The cost of tangible fixed assets is their purchase cost, together with any incidental costs of acquisition.

Depreciation is provided using the following rates so as to write off the cost, less estimated residual value, of tangible fixed assets over their estimated useful lives on a straight line basis, as follows:

Leasehold improvements	2 years
Motor vehicles	3 years
Fixtures and fittings	2 to 4 years
Computer equipment	2 to 3 years

Impairment of assets

The need for any tangible fixed asset impairment write-down is assessed by comparison of the carrying value of the asset against the higher of net realisable value and value in use. The value in use is determined from estimated discounted future cash flows. Discount rates are based on the circumstances of the business.

Cash held on behalf of others

In accordance with the Group’s agreements with network providers, the Group is in certain cases required to maintain the network providers’ funds collected from retailers in separate trust accounts. The Group is entitled to the interest income earned on the trust balances.

Taxation

Corporation tax is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date.

e-pay Limited

Notes to the financial statements

December 31, 2002

Deferred taxation

Deferred tax is recognised in respect of all timing differences which have originated but not reversed at the balance sheet date where transactions or events which result in an obligation to pay more tax in the future or right to pay less tax in the future have occurred at the balance sheet date. An asset is not recognised to the extent that the transfer of economic benefits in the future is uncertain.

Deferred tax is measured at the average rates that are expected to apply in the period in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantially enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

A deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of all available evidence, it is more likely than not that there will be adequate future taxable profit against which to recover carried forward tax losses.

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange at the balance sheet date. All differences are taken to the profit and loss account.

Assets and liabilities of overseas subsidiaries, joint ventures and associates, are translated into sterling at year end exchange rates. The results and cash flows of overseas subsidiary undertakings, joint ventures and associates are translated into sterling at the average exchange rates ruling during the financial year.

Exchange differences arising on the translation of the net assets and results of overseas subsidiary undertakings, joint ventures and associates are taken to reserves.

Operating leases

Rentals paid under operating leases are charged to the profit and loss account on a straight-line basis over the lease term.

Finance leases

Leases which transfer to the Group substantially all the benefits and risks of ownership of an asset are treated as if the asset had been purchased outright. The assets are included in fixed assets and the capital element of the leasing commitments is shown as obligations under finance leases.

e-pay Limited

Notes to the financial statements

December 31, 2002

Research and development costs

Research and development costs are written off as incurred.

Share options

For share options issued to employees at an exercise price less than the then current market value, the difference is charged to the profit and loss account over the vesting period, or immediately if there are no performance criteria.

For share options issued to non-employees, the fair value of the consideration received is recognised over the period to which the consideration relates.

Related party transactions

The group is exempt under the terms of FRS 8 “Related Party Transactions” from the requirement to disclose transactions with subsidiary entities.

2 Turnover

Geographical analysis of turnover by destination:

	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	£’000	£’000	£’000
United Kingdom	21,731	9,237	433
Asia – joint venture	—	1,653	1,410
Australia	9,054	2,632	64

Total	30,785	13,522	1,907

Group	30,785	11,869	497
Joint venture	—	1,653	1,410

	30,785	13,522	1,907

Group turnover relates entirely to the principal activity of the Group. The geographical analysis of turnover by origin is not significantly different from the geographical analysis of turnover by destination.

e-pay Limited

Notes to the financial statements

December 31, 2002

3 Group operating profit/(loss)

	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	£’000	£’000	£’000
Group operating profit/(loss) is stated after charging:
Depreciation of tangible fixed assets
Owned assets	1,146	1,064	353
Leased assets	2	31	29
Loss on disposal of tangible fixed assets	4	—	—
Auditors’ remuneration for audit	28	29	10
Auditors’ remuneration for non-audit services	6	16	68
Research and development costs	187	186	156
Operating lease charges – land and buildings	68	83	52

4 Employee information

	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	£’000	£’000	£’000
Staff costs
Wages and salaries	1,789	1,914	1,410
Social security costs	142	172	128

	1,931	2,086	1,538

The monthly average number of persons (including executive directors) employed by the Group was:

	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	Number	Number	Number
By activity
Selling and distribution	17	13	11
Administration	54	43	29

	71	56	40

e-pay Limited

Notes to the financial statements

December 31, 2002

5 Directors’ emoluments

	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	£’000	£’000	£’000
Aggregate emoluments (including benefits in kind)	213	274	250

Sums paid to third parties for directors’ services (see note 22)	53	69	69

Highest paid director

The highest paid director received aggregate emoluments of £111,000 during the period ended December 31, 2002 (£144,000 during the year ended March 31, 2002 and £125,000 during the year ended March 31, 2001).

6 Interest receivable and similar income

	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	£’000	£’000	£’000
Group interest receivable on cash deposits	173	57	4
Share of joint venture interest receivable	—	7	18
Share of associates interest receivable	3	3	—

	176	67	22

7 Interest payable and similar charges

	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	£’000	£’000	£’000
On bank loans and overdrafts	71	135	45
On shareholder loans	129	39	—
On finance leases	1	3	3
Share of joint venture’s interest payable	—	19	1
Share of associate’s interest payable	34	9	—

	235	205	49

e-pay Limited

Notes to the financial statements

December 31, 2002

8 Taxation

	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	£’000	£’000	£’000
(Charge)/credit:
Current tax
UK corporation tax on profits for the period	—	—	—
Foreign tax	(64)	—	—
Share of tax payable by joint venture and associate	(6)	(22)	(29)

Total current tax	(70)	(22)	(29)

Deferred tax
Origination and reversal of timing differences	(728)	298	830

Total deferred tax	(728)	298	830

Tax on profit on ordinary activities	(798)	276	801

There is no UK corporation tax due for the periods under review by virtue of accumulated tax losses.

Reconciliation of tax charge:	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	£’000	£’000	£’000
Profit/(loss) on ordinary activities before taxation	2,625	(1,032)	(2,745)

Tax on profit/(loss) on ordinary activities at 30%	787	(310)	(823)
Expenses not deductible for tax purposes	11	34	26
Depreciation in excess of capital allowances	27	255	94
Utilised losses	(755)	(59)	—
Unutilised losses	—	102	732

	70	22	29

Factors that may effect future tax charges:

The Group expects to utilise existing deferred tax assets which will have the effect of reducing the charge to corporation tax. Thereafter, no significant differences are foreseen between the tax charge and the statutory rate.

e-pay Limited

Notes to the financial statements

December 31, 2002

9 Tangible fixed assets

	Short leasehold improvements	Computer equipment	Motor vehicles	Fixtures and fittings	Total
	£’000	£’000	£’000	£’000	£’000
Cost
At April 1, 2001	23	1,738	88	113	1,962
Additions	8	1,279	33	13	1,333
Exchange adjustments	—	18	—	—	18

At March 31, 2002	31	3,035	121	126	3,313
Additions	—	653	13	2	668
Disposals	—	(11)	(68)	—	(79)
Exchange adjustments	—	(48)	—	—	(48)

At December 31, 2002	31	3,629	66	128	3,854

Accumulated depreciation
At April 1, 2001	12	348	46	52	458
Charge for year	10	1,016	33	36	1,095
Exchange adjustments	—	12	—	—	12

At March 31, 2002	22	1,376	79	88	1,565
Charge for period	6	1,116	11	15	1,148
Disposals	—	(11)	(64)	—	(75)
Exchange adjustments	—	(27)	—	—	(27)

At December 31, 2002	28	2,454	26	103	2,611

Net book value
At December 31, 2002	3	1,175	40	25	1,243

At March 31, 2002	9	1,659	42	38	1,748

Included in the above are motor vehicles held under finance leases as follows:

	December 31, 2002	March 31, 2002
	£’000	£’000
Cost	9	97
Aggregate depreciation	(1)	(77)

Net book value	8	20

e-pay Limited

Notes to the financial statements

December 31, 2002

10 Investments

Total
£’000
At April 1, 2001 and March 31, 2002	1
Disposals	(1)

At December 31, 2002	—

The Group’s 30% interest in e-pay Asia Limited has not been treated as an associated undertaking as the company is controlled by its majority shareholder and, in the opinion of the directors, the Group could not exercise significant influence over its operations, due to the influence exercised by the majority shareholder.

On September 30, 2002 the company disposed of its interest in e-pay Asia Limited for a total consideration of HK$1.

e-pay Asia Limited prepares its accounts up to December 31 of each year.

e-pay Asia Limited had the following aggregate amounts of share capital and reserves, and loss after taxation:

	Aggregate of share capital and reserves	Loss after taxation
	£’000	£’000
At December 31, 2000	970	—
Six month period ended December 31, 2000	—	(34)
At December 31, 2001	492	—
Year ended December 31, 2001	—	(673)

The Group had no legal responsibility in respect of providing financial support to e-pay Asia Limited, other than in respect of the share capital it subscribed for.

e-pay Limited

Notes to the financial statements

December 31, 2002

11 Interest in associates and joint ventures

	Joint ventures	Associated companies	Total
	£’000	£’000	£’000
At April 1, 2001	84	—	84
Share of profits retained	90	36	126
Disposals	(35)	—	(35)
Transfers	(140)	140	—
Exchange adjustments	1	2	3

At March 31, 2002	—	178	178
Share of profits retained	—	68	68
Exchange adjustments	—	(10)	(10)

At December 31, 2002	—	236	236

The subsidiary and associated undertakings, the activity of each of which was the provision of electronic vouchers for pre-paid mobile phone services are:

	Country of incorporation and operation	Interest in issued ordinary share capital
Subsidiary
e-pay Australia Pty Limited	Australia	75%
Associates
e-pay (m) Snd. Bhd	Malaysia	40%
PT e-pay Indonesia	Indonesia	28	%*
e-pay (Thailand) Co Limited	Thailand	32	%*

*	effective interest held via e-pay (m) Snd. Bhd.

On November 16, 2001 the company sold 20% of its holding in e-pay (m) Sdn. Bhd. for £150,000, reducing the company’s holding from 50% to 40%. The investment has, accordingly, been reclassified from a joint venture to an associate. This disposal gave rise to a profit of £115,000, which is disclosed as an exceptional item in the profit and loss account. Due to the availability of trading losses in the year ended March 31, 2002, the gain did not give rise to a tax charge.

e-pay Limited’s share of the gross assets and turnover of e-pay (m) Sdn. Bhd. and its subsidiary undertakings exceeds 25% of those of the e-pay Limited Group excluding e-pay (m) Sdn. Bhd. Under the terms of FRS 9 “Associates and Joint Ventures” the additional disclosures, as set out below, are required in respect of this company and its subsidiaries.

e-pay Limited

Notes to the financial statements

December 31, 2002

	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	£’000	£’000	£’000
Share of turnover	1,797	2,420	1,410
Share of profit before taxation	64	145	149
Share of taxation	(6)	(22)	(29)
Share of profit after taxation	58	123	120
Minority interest	10	4	—

Share of assets:
Fixed assets	304	128	166
Current assets	1,559	1,561	1,100

	1,863	1,689	1,266

Share of liabilities:
Liabilities due within one year	(1,486)	(1,249)	(879)
Liabilities due after more than one year	(136)	(248)	(303)
Minority interest	(5)	(14)	—

	(1,627)	(1,511)	(1,182)

Share of net assets	236	178	84

12 Debtors

	December 31, 2002	March 31, 2002
	£’000	£’000
Amounts due within one year
Trade debtors	14,671	8,001
Other debtors	828	56
Prepayments and accrued income	54	74

	15,553	8,131

Amounts due after more than one year
Deferred taxation (see note 17)	772	1,500

13 Cash at bank subject to restriction and amounts held on behalf of others

The cash at bank subject to restriction could only be used for terminal purchases and all associated transport and importation costs.

Cash amounts held on behalf of others represent balances held in trust accounts on behalf of network providers.

e-pay Limited

Notes to the financial statements

December 31, 2002

14 Creditors: amounts falling due within one year

	December 31, 2002	March 31, 2002
	£’000	£’000
Bank overdraft	—	2,783
Unsecured 9% shareholder loans	776	776
Unsecured 28.571% shareholder loans	233	189
Obligations under finance leases	2	5
Trade creditors	1,086	722
Amounts due to networks and service providers	28,742	12,925
Overseas tax	68	—
Other taxation and social security	493	150
Other creditors	77	89
Accruals	95	352

	31,572	17,991

The bank overdraft is secured by a mortgage debenture over the assets of the company.

15 Creditors: amounts falling due after more than one year

	December 31, 2002	March 31, 2002
	£’000	£’000
Unsecured 28.571% shareholder loans	46	227

Shareholder loans are unsecured. Further details are provided in note 22. The loans were repaid subsequent to the period end (see note 24).

e-pay Limited

Notes to the financial statements

December 31, 2002

16 Loans and other borrowings

	December 31, 2002	March 31, 2002
	£’000	£’000
Unsecured 9% shareholder loans	776	776
Unsecured 28.571% shareholder loans	279	416
Bank overdraft	—	2,783
Finance leases	2	5

	1,057	3,980

Maturity of debt
In one year or less, or on demand	1,011	3,753
In more than one year, but not more than two years	46	227

	1,057	3,980

Further details about the shareholder loans are provided in note 22.

17 Deferred taxation

	Period ended December 31, 2002	Year ended March 31, 2002
	£’000	£’000
Tax losses carried forward	392	1,147
Depreciation in excess of capital allowances	380	353

	772	1,500

	Period ended December 31, 2002	Year ended March 31, 2002
	£’000	£’000
Opening deferred tax asset	1,500	1,197
Deferred tax movement in the year (see note 8)	(728)	298
Exchange adjustments	—	5

	772	1,500

e-pay Limited

Notes to the financial statements

December 31, 2002

18 Called up share capital

	December 31, 2002	March 31, 2002
	£’000	£’000
Authorised
1,000,000 A ordinary shares of £1 each	1,000	1,000
1,000,000 B ordinary shares of £1 each	1,000	1,000
1,000,000 C ordinary shares of £1 each	1,000	1,000
1,000,000 D ordinary shares of £1 each	1,000	1,000
400,000 Ordinary shares of £1 each	400	400

	4,400	4,400

Allotted, called up and fully paid
121,719 A ordinary shares of £1 each	122	122
152,219 B ordinary shares of £1 each	152	152
121,719 C ordinary shares of £1 each	122	122
152,219 D ordinary shares of £1 each	152	152
111,380 Ordinary shares of £1 each	111	111

	659	659

All classes of shares rank pari passu in all respects.

Interest in share options

Details of share options held by directors and other staff over ordinary shares of £1 each in the company are set out below:

Exercise price (£)	At April 1, 2000	Granted in year	Cancelled in year	At March 31, 2001	Expiry date
2.00	6,000	6,000	—	12,000	March 1, 2006
2.00	20,000	28,000	(20,000)	28,000	April 1, 2006
20.00	—	5,541	—	5,541	March 1, 2006
37.45	—	5,222	—	5,222	March 1, 2006

	26,000	44,763	(20,000)	50,763

No further options were granted or cancelled in the period April 1, 2001 to December 31, 2002.

All options issued were exercisable from the date of issuance and were not subject to any performance criteria.

All the above options were exercised prior to the change of the control of the company disclosed in note 24.

e-pay Limited

Notes to the financial statements

December 31, 2002

In addition to the above, an option was granted on July 20, 2000 to the 70% shareholder of e-pay Asia Limited over ordinary shares representing 10% of the total shares in issue at the exercise date, total exercise consideration being £81,200. The option was exercisable upon e-pay Asia Limited remitting £3 million in a single year to the company by way of dividend. The option was also exercisable upon the consent of the company upon a change of control or listing over a number of ordinary shares determined by the dividend received in the previous financial year. The option lapsed on September 30, 2002 and was never exercised. The fair value of this option at the date of grant was considered to be zero given the performance criteria for exercise.

19 Reserves

	Share premium account	Profit and loss account
	£’000	£’000
At April 1, 2000	406	(974)
Retained loss for the financial year	—	(1,924)
Share issue	1,740	—
Exchange differences arising on consolidation	—	6

At March 31, 2001	2,146	(2,892)
Retained loss for the financial year	—	(752)
Exchange differences arising on consolidation	—	(9)

At March 31, 2002	2,146	(3,653)
Retained profit for the financial year	—	1,795
Exchange differences arising on consolidation	—	(9)

At December 31, 2002	2,146	(1,867)

20 Reconciliation of movement in shareholders’ funds

	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	£’000	£’000	£’000
Profit/(loss) for the period	1,795	(752)	(1,924)
Exchange differences arising on consolidation	(9)	(9)	6
Proceeds of issue of ordinary share capital	—	—	1,993

Net increase/(reduction) in shareholders’ funds	1,786	(761)	75
Opening shareholders’ funds	(848)	(87)	(162)

Closing shareholders’ funds	938	(848)	(87)

e-pay Limited

Notes to the financial statements

December 31, 2002

21 Financial commitments

The Group had annual commitments under non-cancellable operating leases expiring as follows:

December 31, 2002
£’000
Land and buildings
Within one to two years	55
Within two to five years	43

98

22 Related party transactions

Transactions with directors

Baker Tilly, a firm of which A Westlake, a director and shareholder of the company, is a partner, were paid fees of £52,725 during the period ended December 31, 2002 (£68,625 during the year ended March 31, 2002 and £68,955 during the year ended March 31, 2001) in consideration of A Westlake’s services to the company as financial director and company secretary.

Transactions with shareholders

The following amounts were owed by the Group to the following shareholders in respect of 9% unsecured loans. P Althasen and J Gardiner were also directors of the company.

	December 31, 2002	March 31, 2002	March 31, 2001
	£	£	£
J Gardiner	231,478	231,478	231,478
L Gardiner	18,596	18,596	18,596
P Althasen	249,368	249,368	249,368
M Sharpe	136,618	136,618	136,618
A Witzenfeld	136,618	136,618	136,618
R Povey	756	756	756
D McMeekin	3,030	3,030	3,030

	776,464	776,464	776,464

e-pay Limited

Notes to the financial statements

December 31, 2002

The above loans are unsecured and were interest free up to March 31, 2002. Thereafter, they attract interest at 9% per annum. They are repayable on demand at the option of the loan holder.

During the period ended December 31, 2002, the following interest was incurred and paid:

£
J Gardiner	15,696
L Gardiner	1,261
P Althasen	16,909
M Sharpe	9,264
A Witzenfeld	9,264
R Povey	51
D McMeekin	206

52,651

The above loans were repaid in full subsequent to the period end (see note 24).

The following amounts were owed by e-pay Australia Pty Limited to the following related parties in respect of 28.571% unsecured loans. P Althasen and J Gardiner were also directors of the company.

	December 31, 2002	March 31, 2002
	£	£
Lodwick Homes Limited – a company owned and controlled by P Althasen	69,803	103,948
K Sharpe	69,803	103,947
R Needleman	34,902	51,974
B Needleman	34,902	51,974
Sefta Trustees Limited – a trust of which J Gardiner’s family are beneficiaries	69,803	103,948

	279,213	415,791

The above loans carry an annual interest rate of 28.571%, and are repayable by instalments.

e-pay Limited

Notes to the financial statements

December 31, 2002

The following interest has been charged and paid:

	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	£	£	£
Lodwick Homes Limited – a company owned and controlled by P Althasen	19,149	9,869	—
K Sharpe	19,149	9,869	—
R Needleman	9,575	4,935	—
B Needleman	9,575	4,935	—
Sefta Trustees Limited – a trust of which J Gardiner’s family are beneficiaries	19,150	9,869	—

	76,598	39,477	—

The above loans were repaid in full subsequent to the period end (see note 24).

Transactions with associate

e-pay Limited invoiced e-pay (M) Sdn. Bhd., an associate and previously a joint venture entity £nil for the period ended December 31, 2002, £83,500 in the year ended March 31, 2002 and £256,750 in the year ended March 31, 2001 in relation to sales of terminals. The transactions were undertaken at cost.

23 Ultimate controlling party

In the opinion of the directors, there is no single controlling party.

24 Post balance sheet events

On February 18, 2003, all outstanding options over ordinary shares of £1 each were exercised.

On February 19, 2003 the the following transactions took place:

The unsecured 9% and 28.571% shareholder loans were repaid;

The company acquired the minority stake in e-pay Australia Pty Limited.

The entire share capital of the company was acquired by Euronet Worldwide Inc.

e-pay Limited

Notes to the financial statements

December 31, 2002

25 Reconciliation of operating profit/(loss) to net cash inflow/(outflow) from operating activities

	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	£’000	£’000	£’000
Group operating profit/(loss)	2,590	(1,172)	(2,850)
Depreciation of tangible fixed assets	1,148	1,095	382
Loss on disposal of tangible fixed assets	4	—	—
Increase in debtors	(4,120)	(2,621)	(283)
Increase in creditors	6,081	3,549	407

Net cash inflow/(outflow) from operating activities	5,703	851	(2,344)

26 Reconciliation of net cash flow to movement in net funds/(debt)

	Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
	£’000	£’000	£’000
Increase/(decrease) in cash for the year	4,941	(130)	(1,530)
Cash outflow/(inflow) from decrease / (increase) in debt	53	(332)	(562)
Cash flow from payment of finance leases	3	17	30

Change in net funds resulting from cash flows	4,997	(445)	(2,062)
Translation difference	(70)	8	—
New finance leases	—	(7)	(21)
Other non-cash changes	84	(84)	—
Opening net funds/(debt)	(2,899)	(2,371)	(288)

Closing net funds/(debt)	2,112	(2,899)	(2,371)

e-pay Limited

Notes to the financial statements

December 31, 2002

27 Analysis of net (debt)/funds

	At April 1, 2000	Cash flow	Other non-cash Changes	At March 31, 2001
	£’000	£’000	£’000	£’000
Cash at bank	2	144	—	146
Bank overdraft	(52)	(1,674)	—	(1,726)

	(50)	(1,530)	—	(1,580)
Debt due within 1 year	(214)	(562)	—	(776)
Finance leases	(24)	30	(21)	(15)

	(288)	(2,062)	(21)	(2,371)

	At April 1,2001	Cash flow	Other non-cash Changes	At March 31, 2002
	£’000	£’000	£’000	£’000
Cash at bank	146	927	8	1,081
Bank overdraft	(1,726)	(1,057)	—	(2,783)

	(1,580)	(130)	8	(1,702)
Debt due after 1 year	—	(143)	(84)	(227)
Debt due within 1 year	(776)	(189)	—	(965)
Finance leases	(15)	17	(7)	(5)

	(2,371)	(445)	(83)	(2,899)

	At April 1, 2002	Cash flow	Other non-cash Changes	At December 31, 2002
	£’000	£’000	£’000	£’000
Cash at bank	1,081	2,158	(70)	3,169
Bank overdraft	(2,783)	2,783	—	—

	(1,702)	4,941	(70)	3,169
Debt due after 1 year	(227)	(84)	265	(46)
Debt due within 1 year	(965)	137	(181)	(1,009)
Finance leases	(5)	3	—	(2)

	(2,899)	4,997	14	2,112

e-pay Limited

Notes to the financial statements

December 31, 2002

28 Summary of differences between United Kingdom and United States Generally Accepted Accounting Principles (“UK and US GAAP”)

The consolidated financial statements have been prepared in accordance with UK GAAP, which differs in certain respects from US GAAP. The following is a summary of the material differences between UK and US GAAP.

Reconciliation of consolidated profit and loss accounts

Note		Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
		£’000	£’000	£’000
	Net profit/(loss) under UK GAAP	1,795	(752)	(1,924)
i	Stock-based compensation	—	—	(345)
ii	Deferred taxation on undistributed profits of foreign joint venture	(17)	(29)	(32)
iii	Imputed interest on shareholder loans	—	(170)	(150)

	Net profit/(loss) under US GAAP	1,778	(951)	(2,451)

Reconciliation of Equity shareholders’ funds

Note		Period ended December 31, 2002	Year ended March 31, 2002	Year ended March 31, 2001
		£’000	£’000	£’000
	Equity shareholders’ funds (deficit) under UK GAAP	938	(848)	(87)
i	Stock-based compensation	—	—	(362)
ii	Deferred taxation on undistributed profits of foreign joint venture	(62)	(45)	(16)
iii	Imputed interest on shareholder loans	—	—	170

	Equity shareholders’ funds (deficit) under US GAAP	876	(893)	(295)

e-pay Limited

Notes to the financial statements

December 31, 2002

i	Stock-based compensation

Under UK GAAP, compensation cost is the difference between the market value of the shares at the date of grant of the award less any contribution that the employee is required to make. Under US GAAP, the Group has applied SFAS 123 ‘Accounting for Stock-based Compensation’ and related accounting interpretations in accounting for its option plans. SFAS 123 requires options to be fair valued at their grant date and included in profit and loss over the vesting period of the options. The fair value of the options granted were estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

Dividend yield:	0%
Risk free investment rate:	Range from 4.92% to 6.21%
Expected volatility:	0%
Expected life:	Range from 5 to 6.5 years

At December 31, 2002 there was no unearned compensation expense.

ii	Deferred taxation

Under UK GAAP, deferred tax is recognised in respect of all timing differences which have originated but not reversed at the balance sheet date where transactions or events which result in an obligation to pay more tax in the future or right to pay less tax in the future have occurred at the balance sheet date. An asset is recognised only to the extent that a transfer of economic benefit is more likely than not. For investments in subsidiaries and joint ventures, deferred tax is recognised only to the extent that dividends have been accrued as receivable, or there is a binding agreement to distribute earnings. The measurement of deferred tax is based on the provisions of substantively extracted tax legislation.

Under US GAAP, SFAS 109 ‘Accounting for income taxes’ requires deferred taxation to be provided on a full liability basis, and a valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will not be realised. For investments in subsidiaries and joint ventures, deferred tax is recognized unless it is probable that the temporary difference will not reverse in the foreseeable future. The measurement of deferred tax is based on the provisions of enacted tax legislation; the effects of future changes in tax legislation are not anticipated.

e-pay Limited

Notes to the financial statements

December 31, 2002

The provision (benefit) for income taxes under US GAAP is calculated as follows:

	December 31, 2002	March 31, 2002	March 31, 2001
	£’000	£’000	£’000
Accelerated depreciation and short-term timing differences	380	353	97
Tax losses	392	1,147	1,100
Undistributed profits of foreign joint venture	(62)	(45)	(16)
Less: valuation allowance	—	—	—

Deferred tax provision under US GAAP	710	1,455	1,181

iii	Imputed interest on shareholders loans

The company obtained non-interest bearing loans up to March 31, 2002 in the amount of £776,000 from its shareholders; thereafter they attract interest at 9% per annum. These loans are repayable on demand at the option of the loan holder (see note 21).

Under UK GAAP there is no requirement to impute interest on non-interest bearing loans.

Under US GAAP these loans are carried at their present value and accreted up to their face value over the period they didn’t bear any interest with a corresponding charge to interest expense. Under US GAAP there is a gain computed as the difference between the face value of the loan and the present value of the amounts to be paid using the appropriate interest rate, which has been accounted for as a capital contribution from a related party.

iv	Investments in associates

Under UK GAAP, the Group’s share of turnover of the joint venture and of the operating profit, exceptional items, interest and tax of the joint venture and associate are all presented separately.

Under US GAAP, the Group’s share of profits and losses of the joint venture and of the associate is presented at a post-tax level.

v	Consolidated statement of cash flows

Under UK GAAP, the Group’s cash comprises cash in hand and at bank. Under US GAAP, cash and cash equivalents include cash and short term investments with original maturities of three months or less. Under US GAAP, bank overdrafts are generally classified within financing activities.

e-pay Limited

Notes to the financial statements

December 31, 2002

Under UK GAAP, cash flows are presented for operating activities; dividends received from associated undertakings; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; management of liquid resources and financing. US GAAP requires the classification of cash flows as resulting from operating, investing and financing activities.

Cash flows under UK GAAP in respect of interest received, interest paid, investment income and taxation would be included within operating activities under US GAAP. Capital expenditure and financial investment and cash flows from acquisitions and disposals would be included within investing activities under US GAAP. Dividends paid by subsidiary undertakings, dividends paid to minority interests, equity dividends paid and management of liquid resources would be included within financing activities under US GAAP.

A summary of the Group’s operating, investing and financing activities, classified in accordance with US GAAP, is as follows:

	December 31, 2002	March 31, 2002	March 31, 2001
	£’000	£’000	£’000
Cash provided by/(used in) operating activities	5,804	773	(2,385)
Cash provided by/(used in) investing activities	(678)	(1,176)	(1,685)
Cash provided by/(used in) financing activities	(2,968)	1,330	4,214

	2,158	927	144
Effect of foreign exchange rate changes	(70)	8	—
Cash and cash equivalents under US GAAP at the beginning of the year	1,081	146	2

Cash and cash equivalents under US GAAP at the end of the year	3,169	1,081	146

vi	Exceptional items

Under UK GAAP, income and expenses from non-recurring but significant transactions arising otherwise than in the course of the Group’s ordinary activities are recorded as exceptional items. Items classified as exceptional for the purposes of UK GAAP generally do not meet the definition of “extraordinary” under US GAAP and are therefore classified as operating expense or income.

e-pay Limited

Notes to the financial statements

December 31, 2002

vii	Comprehensive income statement

The requirement of SFAS 130 ‘Reporting comprehensive income’ to provide a comprehensive income statement is met under UK GAAP by the Statement of total recognized gains and losses (page 3).